Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Dream Finders Homes 401(k) Plan
Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-270234) of Dream Finders Homes, Inc. of our report dated June 28, 2023, relating to the financial statements of Dream Finders Homes 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ Pivot CPAs
Ponte Vedra Beach, Florida
June 13, 2024